Exhibit 32.2

Section 906 Certification

In connection with the annual report on Form 10-K of CACI International Inc (the “Company”) for the fiscal year ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the Report), the undersigned, Executive Vice President and Chief Financial Officer and Treasurer of the Company certifies, to the best of his knowledge and belief pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 10, 2004

/s/
Stephen L. Waechter
Executive Vice President, Chief Financial Officer
and Treasurer
(Principal Financial Officer)